BURRIDGE FUNDS
                       BURRIDGE CAPITAL DEVELOPMENT FUND

                       INVESTMENT SUB-ADVISORY AGREEMENT



     THIS AGREEMENT, dated the ______ day of December, 1997, is made and entered into by and between THE BURRIDGE GROUP LLC, a Delaware limited liability company (the "Adviser") and GEOCAPITAL LLC, a Delaware limited liability company (the "Sub-Adviser").

                                  WITNESSETH:

     WHEREAS, the Adviser has been retained as the investment adviser to the Burridge Capital Development Fund (the "Fund"), a series of Burridge Funds, a Massachusetts business trust (the "Trust"), an open-end management investment company, registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, pursuant to the Amended and Restated Investment Advisory Agreement (the "Advisory Agreement") dated December ____, 1997 between the Trust and the Adviser, the Adviser is authorized to retain one or more sub-advisers to serve as portfolio managers for a specified portion of the Fund's assets (the "Allocated Portion"); and

     WHEREAS, the Sub-Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is engaged in the business of supplying investment advisory services as an independent contractor; and

     WHEREAS, the Fund and the Adviser desire to retain the Sub-Adviser as an investment manager to render portfolio advice and services to the Fund pursuant to the terms and provisions of this Agreement, and Sub-Adviser desires to furnish said advice and services; and

     WHEREAS, the Trust and the Fund are third party beneficiaries of this Agreement.

     NOW, THEREFORE, in consideration of the covenants and mutual promises hereinafter set forth, the parties to this Agreement, which shall include the Trust on behalf of the Fund as a third party beneficiary hereof, intending to be legally bound hereby, mutually agree as follows:

     1.   APPOINTMENT OF SUB-ADVISER.

          (a) Adviser hereby employs the Sub-Adviser, and the Sub-Adviser hereby accepts such employment, to render investment advice and related services with respect to the Allocated Portion of the assets of the Fund for the compensation herein provided.

          (b) The Sub-Adviser's employment shall be solely with respect to an Allocated Portion of the Fund's assets, such Allocated Portion to be specified by the Adviser and subject to periodic increases or decreases at the Adviser's sole discretion; provided, however, that in no event shall the Allocated Portion exceed 67% of the assets of the Fund.

     2.   DUTIES OF SUB-ADVISER.

          (a) The Sub-Adviser shall act as an investment manager to the Fund and shall invest the Sub-Adviser's Allocated Portion of the assets of the Fund, subject to the supervision of Adviser and the board of trustees of the Trust for the period and on the terms set forth herein. The Sub-Adviser shall give due consideration to the investment policies and restrictions and the other statements concerning the Fund in the Trust's Agreement and Declaration of Trust, bylaws and registration statements under the 1940 Act and the Securities Act of 1933 (the "1933 Act"), and to the provisions of the Internal Revenue
Code applicable to the Trust as a regulated investment company. Adviser shall provide to the Sub-Adviser such information with respect to the Fund such that the Sub-Adviser will be able to maintain compliance with all applicable laws, regulations, policies, and restrictions with respect to the Sub-Adviser's Allocated Portion. The Sub-Adviser shall for all purposes be an independent contractor and not an agent of Adviser, the Trust, or the Fund, and unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust or the Fund in any way.

          (b) The Sub-Adviser shall place all orders for the purchase and sale of portfolio securities for the account of the Fund with brokers or dealers selected by the Sub-Adviser, although the Fund will pay the actual brokerage commissions on portfolio transactions in accordance with Section 5 of this Agreement. In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available for any transaction. The Sub-Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis).

          (c) To the extent contemplated by the Trust's registration statement under the 1933 Act, in evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Sub-Adviser (or an affiliate of the Sub-Adviser) exercises investment discretion. Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and subject to seeking the most favorable combination of net price and execution available, the Sub-Adviser may consider sales of shares of the Fund as a factor in the selection of broker-dealers to execute portfolio transactions for the Fund. The Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

          (d) The Sub-Adviser shall provide such information to the Adviser or the Fund and permit compliance inspections by the Adviser or the Fund as shall be reasonably necessary to permit the Adviser or the Fund to satisfy their obligations to the reasonable requests of the Board of Trustees of the Trust.

     3. SERVICES OTHER THAN AS SUB-ADVISER. The Sub-Adviser (or an affiliate of the Sub-Adviser) may act as broker for the Trust in connection with the purchase or sale of securities by or to the Trust if and to the extent permitted by procedures adopted from time to time by the board of trustees of the Trust. Such brokerage services are not within the scope of the duties of the the Sub-Adviser under this agreement, and, within the limits permitted by law and the trustees, the Sub-Adviser (or an affiliate of the Sub-Adviser) may receive brokerage commissions, fees or other remuneration from the Trust for such services in addition to its fee for services as the Sub-Adviser. Within the limits permitted by law, the Sub-Adviser may receive compensation from the Adviser or the Trust for other services performed for the Adviser or the Trust which are not within the scope of the duties of the Sub-Adviser under this agreement.

     4. EXPENSES TO BE PAID BY SUB-ADVISER. The Sub-Adviser shall furnish, at its own expense, all necessary office facilities, equipment, and personnel for managing its Allocated Portion, providing shareholder servicing and providing general administrative services to the Fund and to the Trust with respect to its Allocated Portion. The Sub-Adviser shall also assume and pay all other expenses incurred by it in connection with managing its Allocated Portion. To the extent the Sub-Adviser incurs any costs or expenses by assuming costs or expenses which are an obligation of the Adviser or the Fund, the Adviser shall promptly reimburse the Sub-Adviser for such costs and expenses. To the extent the Sub-Adviser performs services for which the Adviser or the Fund is obligated to pay, the Sub-Adviser shall be entitled to prompt reimbursement from the Adviser, but, under no circumstances, shall such reimbursement exceed the Sub-Adviser's actual costs for providing such services.

     5. EXPENSES TO BE PAID BY THE TRUST. The Trust shall assume and pay all other costs and expenses not specifically assumed by the Sub-Adviser in Section 4 of this Agreement, or by the Adviser in the Advisory Agreement, including, but not limited to: (i) all accounting, auditing and legal services, clerical and statistical services, administrative costs; (ii) all costs attributable to shareholder and investor services relating to the Fund (including, without limitation, telephone and personnel expenses and the charges, if any, of third parties performing such services); (iii) all expenses of maintaining the registration of shares of the Fund under the 1933 Act and of qualifying and maintaining qualification of shares of the Fund under the securities laws of such United States jurisdictions as the Trust may from time to time reasonably designate; (iv) all expenses of determining daily price computations and performing related bookkeeping services; (v) all charges of depositories, custodians, and other agencies for the safekeeping and servicing of the Fund's cash, securities, and other property and of the Trust's transfer, dividend disbursing, and redemption agents and registrars, if any; (vi) insurance expenses; (vii) all expenses of publication of notices and reports to the Trust's shareholders; (viii) all expenses of proxy solicitations of the Trust or its board of trustees; (ix) all expenses of maintaining the Trust's existence and maintaining the registration of the Trust under the 1940 Act; (x) all fees and expenses incurred in connection with the services to the Trust of trustees who are not "interested persons" of the Trust as defined in the 1940 Act; (xi) the compensation to the Adviser provided in Section 6 of this Agreement; (xii) all taxes and fees payable to federal, state, or other governmental agencies, domestic or foreign; (xiii) all stamp or other transfer taxes; (xiv) all interest charges; and (xv) any extraordinary costs or expenses such as legal, accounting, or other costs or expenses not incurred in the course of the Trust's ongoing operation. In addition to the payment of the foregoing expenses the Trust shall also pay all brokers' commissions and other portfolio transaction costs. Any expenses borne by the Trust that are attributable solely to the organization, operation or business of the Fund are charged against the Fund. Other expenses of the Trust are allocated among its portfolios on a reasonable basis as determined by the Trust's board of trustees.

     6. SUB-ADVISORY FEE. For the services to be rendered and the charges and expenses to be assumed and to be paid by the Sub-Adviser hereunder, the Adviser shall pay to the Sub-Adviser a fee, accrued daily and paid monthly, at the annual rate of (i) 0.75% of the first $500 million of the average daily net assets of the Fund attributable to the Sub-Adviser's Allocated Portion; (ii) 0.65% of the average daily net assets of the Fund attributable to the Sub-Adviser's Allocated Portion in excess of $500 million and less than $1 billion; and (iii) 0.60% of the average daily net assets of the Fund attributable to the Sub-Adviser's Allocated Portion of $1 billion or more. The fee payable hereunder shall be reduced proportionately during any month in which this Agreement is not in effect for the entire month. The fee for each calendar month or portion thereof shall be payable on the first business day of the next month.

     7. NON-EXCLUSIVITY. The Adviser's employment of the Sub-Adviser hereunder is not exclusive. The Sub-Adviser shall be free to render similar services to others so long as its services under this agreement are not impaired by such other activities. Likewise, the Adviser may employ other individuals or entities in addition to the Sub-Adviser to furnish it with the services provided for herein.

     8.   LIABILITY OF SUB-ADVISER.
          (a) The Sub-Adviser shall be responsible for the accuracy and completeness (and shall be liable for the lack thereof) of the statements and information furnished by the Sub-Adviser for use by the Adviser in the Fund's offering materials (including the prospectus, the statement of additional information, advertising, and sales materials) that pertain to the Sub-Adviser and the investment of the Sub-Adviser's Allocated Portion of the Fund. The Sub-Adviser shall not be responsible or liable for any other disclosures

          (b) Except as provided in subsection (a), the Sub-Adviser shall not be liable to the Adviser, the Trust or its shareholders for any loss suffered by the Adviser, the Trust or its shareholders from or as a consequence of any act or omission of the Sub-Adviser, or of any of the directors, officers, employees, or agents of the Sub-Adviser, in connection with, pursuant to or arising out of this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence on the part of the Sub-Adviser in the performance of its duties or by reason of reckless disregard by the Sub-Adviser of such obligations and duties under this Agreement.

     9. LIABILITY OF ADVISER. The obligations of the Adviser hereunder shall not be binding upon the Fund or upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust.

     10.  DURATION AND RENEWAL.
          (a) Unless sooner terminated in accordance with Section 11 hereof, this Agreement shall continue in effect until December ____, 1999, and thereafter from year to year only so long as such continuance is specifically approved at least annually by (a) a majority of those trustees who are not interested persons of the Trust or of the Adviser, voting in person at a meeting called for the purpose of voting on such approval, and (b) either the board of trustees of the Trust or a vote of the holders of a majority of the outstanding shares of the Fund (which term as used throughout this agreement shall be construed in accordance with the definition of "vote of a majority of the outstanding voting securities of a company" in section 2(a)(42) of the 1940
Act).
          (b) Any approval of this agreement by the holders of a majority of the outstanding shares of the Fund shall be effective to continue this agreement notwithstanding that it has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise.

     11. TERMINATION. This agreement may be terminated at any time, without payment of any penalty, by the Adviser, by the board of trustees of the Trust, or by a vote of the holders of a majority of the outstanding shares of the Fund, upon 60 days' written notice to the Sub-Adviser. This agreement may be terminated by the Sub-Adviser at any time upon 60 days' written notice to the Adviser. This agreement shall terminate automatically in the event of its assignment (as defined in section 2(a)(4) of the 1940 Act).

     12. AMENDMENT. This agreement may not be amended without (i) the consent of Adviser, and (ii) the affirmative vote of (a) a majority of those trustees who are not "interested persons" (as defined in Section 2(a)(19) of the 1940
Act) of the Trust, and (b) the holders of a majority of the outstanding shares of the Fund.

     13. GOVERNING LAW. The terms and provisions of this Agreement shall be interpreted under and governed by the law of the State of Illinois.

     14. NOTICES. Any notices and communications required hereunder shall be in writing and shall be deemed given when delivered in person or when sent by first-class, registered or certified mail to the Sub-Adviser at 767 Fifth Avenue, New York, New York 10153, and to the Adviser, the Trust or the Fund at 115 South LaSalle Street, Chicago, Illinois 60603, or at such other addresses as either party may from time to time specify by notice to the other.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.


THE BURRIDGE GROUP LLC             GEOCAPITAL



By:                                     By:  -----------------------------
     -----------------------
     Richard M. Burridge                     -----------------------------
     Chairman
                                             -----------------------------



As a Third Party Beneficiary,
BURRIDGE FUNDS,
on behalf of

BURRIDGE CAPITAL DEVELOPMENT FUND



By:  /s/ Kenneth M. Arenberg
     -----------------------
     Kenneth M. Arenberg
     President